                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



                Date of Report (Date of Earliest Event Reported)
                                  June 2, 1998
                                 -------------



                        General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)



    Delaware                         1-11656                      42-1283895
(State or other                  (Commission File              (I.R.S. Employer
 jurisdiction of                      Number)                   Identification
 incorporation)                                                     Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
              (Address of principal executive offices)  (Zip Code)



       Registrant's telephone number, including area code (312) 960-5000



                                      N/A
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.

On June 2, 1998, General Growth Properties, Inc. (together with entities owned or controlled by it, including GGP Limited Partnership, the "Company") acquired in a negotiated arms-length transaction the U.S. retail property portfolio (the "MEPC Portfolio") of MEPC plc, a United Kingdom based real estate company ("MEPC"), through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio (the "MEPC U.S. Subsidiaries"). The stock of the MEPC U.S. Subsidiaries was acquired by a newly formed corporate subsidiary of the Company that will elect to be taxed as a REIT. The Company acquired the MEPC Portfolio for approximately $871 million (less certain adjustments for tenant allowances, construction costs, MEPC U.S. Subsidiary liabilities and other items). The Company borrowed approximately $830 million from Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc. to finance the purchase price for the stocks, which was paid in cash at closing. The Company repaid approximately $217 million of the loan on June 10,1998 with a portion of the net proceeds of the Company's recent public offering of Depositary Shares. The loan initially bears interest at the rate of 6.56% per annum, which rate will be adjusted monthly to equal LIBOR plus 0.9%. The loan is secured by the MEPC Portfolio and will mature on June 1, 1999.


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The MEPC Portfolio consists of eight enclosed mall shopping centers: the Apache
Mall in Rochester, Minnesota, the Boulevard Mall in Las Vegas, Nevada, the Cumberland Mall in Atlanta, Georgia, the McCreless Mall in San Antonio, Texas, the Northridge Fashion Center in Northridge (Los Angeles) California, the Regency Square Mall in Jacksonville, Florida, the Riverlands Shopping center in LaPlace, Louisiana and the Valley Plaza Mall in Bakersfield, California. The MEPC Portfolio is comprised of approximately 7.7 million square feet of gross leasable area, including anchor stores (which may or may not be owned by the Company), freestanding stores and mall tenant stores ("GLA"). The mall store and freestanding store portions of the MEPC Portfolio are currently 87% leased. The following chart sets forth certain additional information concerning the MEPC
Portfolio:


                                                TOTAL
                                              GLA/MALL
                                  YEAR           AND
                                 OPENED/    FREESTANDING
           NAME OF              REMODELED   GLA (SQUARE                                  ANCHOR
       CENTER/LOCATION         OR EXPANDED      FEET)             ANCHORS              VACANCIES
       ---------------         -----------  ------------  ------------------------     ---------
Northridge Fashion Center       1971/1995   1,402,325/    Sears, Macy's, JCPenney,       None
 Northridge (Los Angeles), CA               627,897       Robinson's-May

Regency Square Mall             1967/1982,  1,347,751/    Sears, Dillard's, JCPenney,    None
 Jacksonville, FL               1992, 1998  536,120       Gayfers, Montgomery Ward

The Boulevard Mall              1960/1992   1,210,050/    Sears, Dillard's, JCPenney,    None
 Las Vegas, NV                              352,653       Macy's

Cumberland Mall                 1973/1989   1,198,440/    JCPenney, Macy's, Rich's,      None
 Atlanta, GA                                323,447       Sears

Valley Plaza Mall               1967/1986-  1,094,253/    Sears, Macy's, JCPenney,       None
 Bakersfield, CA                   1988     339,202       Robinson's-May, Gottschalks

Apache Mall                     1969/1990-  752,603/      Dayton's, JCPenney, Sears,     None
 Rochester, MN                     1992     266,903       Montgomery Ward

McCreless Mall                  1962/1997   477,846/      Montgomery Ward, Beall         None
 San Antonio, TX                            268,963

Riverlands Shopping Center      1965/1984   183,808/      Winn-Dixie(1)                  None(1)
 LaPlace, LA                                136,874
-------------------

(1) Winn-Dixie does not occupy its space but is currently paying rent under a lease which expires in October 2002.

Item 7.   Financial Statements and Exhibits.

     (a), (b) The requisite financial information is hereby incorporated herein by reference to the Company's Current Report on Form 8-K/A (File No. 1-11656) dated June 2, 1998.

     (c) See Exhibit Index attached hereto and incorporated herein by reference.

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

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           GENERAL GROWTH PROPERTIES, INC.



                           By:  /s/ Bernard Freibaum
                               ---------------------------------
                               Bernard Freibaum
                               Executive Vice President and
                               Chief Financial Officer


Date:  June 17, 1998



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

                                 EXHIBIT INDEX
                                 -------------

Exhibit                             Name                             Page
Number                              ----                            Number
------                                                              ------

2.1 Stock Purchase Agreement, dated as of April 17, 1998, among MEPC plc, MEPC North American Properties
           Limited, U.K.- American Holdings Limited and GGP
           Limited Partnership.*

2.2 Amendment to Stock Purchase Agreement, dated as of June 2, 1998, among MEPC plc, MEPC North American Properties Limited, U.K.-American Holdings Limited, GGP Limited Partnership and GGP Holding, Inc.

----------------------


* Previously filed by the Company as Exhibit #2.2 to its Current Report on Form 8-K dated May 26, 1998.





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